EXHIBIT 99.1

[HORNBECK OFFSHORE SERVICES, INC. LETTERHEAD]

—NEWS RELEASE—

To:  Business Wire, Daily Papers, Trade Press,                                                                              For: Immediate Release

        Financial and Securities Analysts

Contacts: Todd Hornbeck, CEO	(985) 727-2000, ext. 206
Jim Harp, CFO	(985) 727-2000, ext. 203

Hornbeck Offshore Announces Filing of Registration Statement for IPO

New Orleans, Louisiana — (BUSINESS WIRE) — September 22, 2003. Hornbeck Offshore Services, Inc. announced today that it has filed a registration statement with the Securities and Exchange Commission relating to a proposed initial public offering of its common stock.

Hornbeck Offshore plans to use the net proceeds to the Company from the proposed offering to fund a portion of the costs of the construction of ocean-going, double-hulled tank barges, the retrofit of certain existing vessels, possible future acquisitions or additional new vessel construction, and for general corporate purposes.

The underwriting group will be co-led by Goldman, Sachs & Co. and Jefferies & Company, Inc., with Goldman Sachs & Co. acting as sole book-runner. Simmons & Company International and Johnson Rice & Company, L.L.C. will act as co-managers.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet been declared effective. These securities may not be sold, nor may offers to buy be accepted, prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Hornbeck Offshore Services, Inc. is a leading provider of technologically advanced, new generation offshore supply vessels in the U.S. Gulf of Mexico and select international markets, and is a leading transporter of petroleum products through its fleet of ocean-going tugs and tank barges in the northeastern U.S. and in Puerto Rico.

Forward-Looking Statements

This news release contains forward-looking statements, including, in particular, statements about Hornbeck Offshore’s plans and intentions. These have been based on the Company’s current assumptions, expectations and projections about future events. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, the Company can give no assurance that the expectations will prove to be correct.

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